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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Core Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      8,667,650         0.21             41,872,450        10.85


     Class B      4,127,809         0.17             23,245,250        10.85


     Class C      2,192,555         0.17             12,549,888        10.85


     Class I      76,862,577        0.23             346,413,459       10.85


     Class IS     1,039,342         0.21             5,025,671         10.85


     Class R      9,134             0.20             100,908  10.85





     Evergreen Strategic Core Bond Portfolio

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      376,800  0.31             1,200,944         13.19























     Evergreen Select High Yield     Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      19,539,106        0.32             63,104,239        9.71


     Class IS     194,256  0.31             655,267  9.71